UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 18, 2017

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	⃞

Item 8.01 Other Events

On December 18, 2017, two affiliated limited partnerships, Patriot Financial Partners, L.P. and Patriot Financial Partners, Parallel L.P. (to whom we refer as the "Patriot Partnerships"), completed the distribution of shares of Porter Bancorp, Inc. (the “Company”) that the Patriot Partnerships beneficially owned to their limited partners (the “Distribution”), who received a total of 1,747,673 of the Company’s common shares. W. Kirk Wycoff, a general manager of each of the Patriot Partnerships, is also a director of the Company.

In addition to owning 384,186 of our common shares, the Patriot Partnerships owned 1,371,600 of our non-voting common shares before the Distribution. Our non-voting common shares are not listed for trading on any exchange or trading platform, unlike our common shares, which are listed on the NASDAQ Capital Market. As a result of the Distribution, (i) the 1,371,600 non-voting common shares held by the Patriot Partnerships automatically converted into 1,371,600 voting common shares, in accordance with the Company’s articles of incorporation, and (ii) the number of the Company’s common shares outstanding increased from 4,668,264 to 6,039,864 shares.

The common shares transferred directly by the Patriot Partnerships to their limited partners in the Distribution, as well as the common shares issued to the limited partners upon the conversion of the non-voting common shares, were registered with the Securities and Exchange Commission.  Registration enables the shares distributed to the limited partners (other than to any limited partners who may be deemed to be affiliates of the Company) to be free from restrictions on resale. Any limited partners who are affiliates of the Company may resell the shares distributed to them in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they conform to the requirements of that rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTER BANCORP, INC.

Date: December 21, 2017	By	/s/ Phillip W. Barnhouse
Chief Financial Officer

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